Exhibit 99.1

Vantage Drilling International Reports First Quarter Results for 2022

HOUSTON, May 16, 2022 (GLOBE NEWSWIRE) -- Vantage Drilling International ("Vantage" or the “Company”) reported a net loss attributable to controlling interest of approximately $14.9 million, or $1.14 per diluted share, for the three months ended March 31, 2022, based on the weighted average shares outstanding, as compared to a net loss attributable to controlling interest of $36.0 million, or $2.74 per diluted share, for the three months ended March 31, 2021.

As of March 31, 2022, Vantage had approximately $78.6 million in cash, including $16.4 million of restricted cash, compared to $90.6 million in cash, including $17.3 million of restricted cash, at December 31, 2021. The Company used $8.2 million in cash from operations during the first quarter of 2022 compared to $15.4 million used during the same period of 2021.

Ihab Toma, CEO, commented: “I am very proud that for the quarter, the Company achieved positive EBITDA1. We continue to see improving signs in the market as the recovery moves forward. Our focus remains on operating safely, efficiently and effectively for our clients.”

Mr. Toma continued, “In addition, we are making progress towards closing the previously announced sale of three of our jack-up rigs to the ADES Group, which we expect to occur in the second quarter of 2022. The sale will materially improve the liquidity profile of the Company.”

Vantage, a Cayman Islands exempted company, is an offshore drilling contractor, with a fleet of two ultra-deepwater drillships, and five premium jackup drilling rigs. Vantage's primary business is to contract drilling units, related equipment and work crews primarily on a dayrate basis to drill oil and natural gas wells globally for major, national and independent oil and gas companies. Vantage also provides construction supervision, preservation management and operating management services for third-party owned drilling units.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the company's filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements. Vantage disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

1 EBITDA represents net income (loss) before (i) interest income (expense), (ii) provision for income taxes and (iii) depreciation and amortization expense. EBITDA is not a financial measure under GAAP as defined under the rules of the SEC, and is intended as a supplemental measure of our performance. We believe this measure is commonly used by analysts and investors to analyze and compare companies on the basis of operating performance.

Non-GAAP Measures

We report our financial results in accordance with generally accepted accounting principles (GAAP) in the United States. However, in our earnings release and during our earnings calls we may reference company information that does not conform to GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. However, these measures should not be viewed as an alternative to or substitute for GAAP measures of performance, and these non-GAAP measures may not be consistent with previously published Company reports on Forms 10-K, 10-Q and 8-K. Non-GAAP measures we may reference have been reconciled to the nearest GAAP measure in the tables entitled Reconciliation of GAAP to Non-GAAP Financial Measures below.

Public & Investor Relations Contact:

Douglas E. Stewart

Chief Financial Officer and General Counsel

Vantage Drilling International

C/O Vantage Energy Services, Inc.

777 Post Oak Blvd., Suite 440

Houston, Texas 77056

(281) 404-4700

Vantage Drilling International
Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue
Contract drilling services	$44,913	$17,725
Management fees	1,103	98
Reimbursables and other	12,315	2,343
Total revenue	58,331	20,166
Operating costs and expenses
Operating costs	43,933	25,357
General and administrative	6,582	5,495
Depreciation	11,295	14,125
Total operating costs and expenses	61,810	44,977
Loss from operations	(3,479)	(24,811)
Other (expense) income
Interest income	4	100
Interest expense and other financing charges	(8,504)	(8,510)
Other, net	(775)	(614)
Total other expense	(9,275)	(9,024)
Loss before income taxes	(12,754)	(33,835)
Income tax provision	1,438	2,162
Net loss	(14,192)	(35,997)
Net income (loss) attributable to noncontrolling interests	706	(13)
Net loss attributable to shareholders	$(14,898)	$(35,984)

EBITDA (1)	$6,335	$(11,287)

Loss per share
Basic and Diluted	$(1.14)	$(2.74)
Weighted average ordinary shares outstanding,
Basic and Diluted	13,115	13,115

(1) EBITDA represents net income (loss) before (i) interest income (expense), (ii) provision for income taxes and (iii) depreciation and amortization expense. EBITDA is not a financial measure under GAAP as defined under the rules of the SEC, and is intended as a supplemental measure of our performance. We believe this measure is commonly used by analysts and investors to analyze and compare companies on the basis of operating performance.

Vantage Drilling International
Supplemental Operating Data
(Unaudited, in thousands, except percentages)

	Three Months Ended March 31,
	2022	2021
Operating costs and expenses
Jackups	$8,425	$14,149
Deepwater	14,543	7,244
Managed Rigs	7,127	—
Held for Sale	6,821	—
Operations support	2,937	2,212
Reimbursables	4,080	1,752
Total operating costs and expenses	$43,933	$25,357
Utilization
Jackups	60.3%	30.7%
Deepwater	98.8%	49.1%
Held for Sale	41.5%	N/A

Vantage Drilling International
Consolidated Balance Sheets
(In thousands, except share and par value information)
(Unaudited)

	March 31, 2022	December 31, 2021

ASSETS
Current assets
Cash and cash equivalents	$62,234	$73,343
Restricted cash	726	1,621
Trade receivables, net of allowance for doubtful accounts of $5.0 million, each period	50,732	37,527
Materials and supplies	38,143	37,580
Assets held for sale	150,465	117,117
Prepaid expenses and other current assets	14,772	18,309
Total current assets	317,072	285,497
Property and equipment
Property and equipment	645,622	645,622
Accumulated depreciation	(276,751)	(266,018)
Property and equipment, net	368,871	379,604
Operating lease ROU assets	2,049	2,450
Other assets	31,915	31,843
Total assets	$719,907	$699,394

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$45,836	$31,420
Other current liabilities	42,692	31,533
Liabilities held for sale	15,985	6,720
Total current liabilities	104,513	69,673
Long–term debt, net of discount and financing costs of $2,732 and $3,142, respectively	347,268	346,858
Other long-term liabilities	16,504	17,012
Commitments and contingencies
Shareholders' equity
Ordinary shares, $0.001 par value, 50 million shares authorized; 13,115,026 shares issued and outstanding, each period	13	13
Additional paid-in capital	633,810	633,847
Accumulated deficit	(384,690)	(369,792)
Controlling interest shareholders' equity	249,133	264,068
Noncontrolling interests	2,489	1,783
Total equity	251,622	265,851
Total liabilities and shareholders' equity	$719,907	$699,394

Vantage Drilling International
Consolidated Statement of Cash Flows
(In thousands)
(Unaudited)
	Three Months Ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(14,192)	$(35,997)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation expense	11,295	14,125
Amortization of debt financing costs	410	410
Share-based compensation expense	26	306
Deferred income tax expense (benefit)	365	(150)
Gain on disposal of assets	(1,893)	(2,733)
Changes in operating assets and liabilities:
Trade receivables, net	(13,205)	(430)
Materials and supplies	(482)	9
Prepaid expenses and other current assets	155	(1,766)
Other assets	(16,639)	(2,069)
Accounts payable	23,165	(878)
Other current liabilities and other long-term liabilities	2,790	13,822
Net cash used in operating activities	(8,205)	(15,351)
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(6,899)	(456)
Net proceeds from sale of assets	3,100	—
Net proceeds from sale of Titanium Explorer	—	13,557
Net cash (used in) provided by investing activities	(3,799)	13,101
CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	—	—
Net decrease in unrestricted and restricted cash and cash equivalents	(12,004)	(2,250)
Unrestricted and restricted cash and cash equivalents—beginning of period	90,608	154,487
Unrestricted and restricted cash and cash equivalents—end of period	$78,604	$152,237

Vantage Drilling International
Non-GAAP Measures
(In thousands)
(Unaudited)

	Three Months Ended March 31,
Reconciliation of EBITDA	2022	2021
Net loss attributable to shareholders	$(14,898)	$(35,984)
Depreciation	11,295	14,125
Interest income	(4)	(100)
Interest expense and other financing costs	8,504	8,510
Income tax provision	1,438	2,162
EBITDA	$6,335	$(11,287)